ROSS MILLER
Secretary of State
204 North Carson Street, Ste 1
Carson City, Nevada 89701-4299
(775) 684 5708
Website: secretaryofstate.biz

Certificate of Change Pursuant to NRS 78.209

Filed in the office of	Document Number 20070389047-30
Ross Miller Secretary of State State of Nevada	Filing Date and Time 06/05/2007 9:30 AM
	Entity Number E0849412005-3

USE BLACK INK ONLY - DO NOT HIGHLIGHT

ABOVE SPACE IS FOR OFFICE USE ONLY

Certificate of Change filed Pursuant to NRS 78.209 For Nevada Profit Corporations

1. Name of corporation:
CENTRUS VENTURES INC.

2. The board of directors have adopted a resolution pursuant to NRS 78.209 and have obtained any required approval of the stockholders.

3. The current number of authorized shares at the par value, if any, of each class or series, if any, of shares before the change:
One Hundred Million (100,000,000) Shares of Common Stock, $0.001 par value per share, and
One Hundred Million (100,000,000) Shares of Preferred Stock, $0.001 par value per share.

4. The number of authorized shares and the par value, if any, of each class or series, if any, of shares after the change:
Three Hundred Million (300,000,000) Shares of Common Stock, $0.001 par value per share, and
One Hundred Million (100,000,000) Shares of Preferred Stock, $0.001 par value per share.

5. The number of shares of each affected class or series, if any, to be issued after the change in exchange for each issued share of the same class or series:
Three shares of common stock will be issued after the change in exchange for each share of common stock outstanding prior to the change. There were no shares of Preferred Stock outstanding prior to the change.

6. The provisions, if any, for the issuance of fractional shares, or for the payment of money or the issuance of scrip to stockholders otherwise entitled to a fraction of a share and the percentage of outstanding shares affected thereby:
There are no provisions for the issuance of fractional shares.

7. Effective date of filing (optional): June 8, 2007
(must not be later than 90 days after the certificate is filed)

8. Officer Signature: X [signature] President
Signature Title

IMPORTANT: Failure to include any of the above information and submit the proper fees may cause this filing to be rejected.

This form must be accompanied by appropriate fees.

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